SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2003

Games, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	000-33345	75-2926440
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

425 Walnut Street, Suite 2300, Cincinnati, Ohio

45202

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:    (513) 381-0777

N/A

(Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On August 8, 2003, the Audit Committee of the Board of Directors of the Company notified Marcum & Kliegman LLP  (“MK”) that the Company intends to engage MK as the Company’s independent auditors effective August 15, 2003.

The decision to change accountants was made by the Audit Committee of the Board of Directors of the Company.

During the Company’s two most recent fiscal years and the subsequent interim period, neither the Company nor anyone on its behalf consulted MK regarding the application of accounting principles to a specified transaction, either completed or proposed; regarding the type of audit opinion that might be rendered on the Company’s financial statements or regarding ‘disagreements’ (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) or any ‘reportable events’ (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GAMES, INC.

Date: August 15, 2003	By: /s/ Myles S. Cairns Myles S. Cairns Chief Financial Officer